UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 14, 2006

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information reported under Item 2.06 is incorporated herein by reference.

Item 2.06 Material Impairments

As previously announced, during the third quarter of fiscal 2006, ConAgra Foods, Inc. (the “Company”) initiated a plan to divest substantially all of its packaged meats and cheese operations. Based upon the Company’s estimates of proceeds from the sale of the packaged meats business, the Company recognized pre-tax goodwill impairment charges, net of recoveries, of $164.1 million in the second half of fiscal 2006 to reflect the net assets of the business at the lower of its carrying value or estimated fair value, less costs to sell, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Subsequent to year end, the Company has continued to assess interest in the packaged meats operations and undertaken steps to prepare the operations for sale. Based on these activities, the Company has refined its estimate of the proceeds to be received from the sale of the packaged meats business and, on July 14, 2006, concluded that an additional impairment charge is required for the fourth quarter of fiscal 2006. Due to the ongoing nature of this process, the Company is unable to determine the exact amount of the impairment to be recognized. However, based on analysis subsequent to year end, the Company estimates an additional pre-tax charge of $120 million to $140 million applicable to the fourth quarter of fiscal 2006 to reflect the net assets of the packaged meats business at its estimated fair value, less costs to sell. This amount is incremental to amounts previously announced. The results of operations of the packaged meats business are classified as income (loss) from discontinued operations, net of tax in the Company’s financial statements.

The amount, if any, of this incremental impairment charge that will result in future cash expenditures will depend on the specific terms of any definitive transaction documents that may be executed, although any cash expenditures are expected to be immaterial. There can be no assurance that a transaction will be consummated.

Item 8.01 Other Events

Subsequent to year end, the Company entered into a formal agreement, subject to certain conditions, for the sale of the cheese business under which the Company expects to receive proceeds which exceed the carrying value of the net assets of this business. The Company expects to close this transaction and record the related gain in the first quarter of fiscal 2007. The results of operations of the cheese business are classified as discontinued operations in the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: July 20, 2006	By: /s/ Robert F. Sharpe, Jr.
Name: Robert F. Sharpe, Jr.
Title: Executive Vice President,
Legal and External Affairs